Exhibit 99.1

Surgalign Holdings, Inc. Announces Third Quarter 2020 Results

November 11, 2020

Jonathon Singer

Investor and Media Contact

jsinger@surgalign.com

+1 224 303 4651

Deerfield, Ill., Nov. 11, 2020 – Surgalign Holdings, Inc. (Nasdaq: SRGA), a global pure-play spine company focused on advancing spine surgery including through the application of digital technologies to improve patient outcomes, today reported operating results for the third quarter of 2020.

Highlights:

•	Completed of Acquisition of Holo Surgical Inc. and its ARAI™ Digital Surgery Platform

•

Classified divestiture of OEM businesses as discontinued operations assets held for sale at July 20th, 2020 and reported as discontinued operations in the financial results for current and prior periods

•	Total global spine revenue of $27.9 million, compared to $28.7 million in the third quarter of 2019

•	Net loss from continuing operations of $26.7 million inclusive of approximately of $18.5 million of non-recurring charges

•	Adjusted EBITDA loss of $6.3 million, compared to $11.6 million in the third quarter of 2019

“The company made significant progress during the third quarter. We focused Surgalign as a stand-alone global spine company through the completion of the sale of the OEM business in July, we assembled a world-class team with successful track records in the spine market, we formulated our long-term strategy, and completed an acquisition to capitalize on our vision for the future of digital spine surgery,” said Terry Rich, President and Chief Executive Officer of Surgalign Holdings. “Not only were we able to strategically and operationally manage through a significant amount of change in such a short period of time, but we were also able to generate strong sequential improvement in revenue over the second quarter despite the challenging global environment. We plan to leverage the strong momentum we have generated to further improve the business during the balance of 2020 and into the future through our strategy of build, innovate, and acquire.”

Third Quarter 2020

The Company’s worldwide revenues for the third quarter of 2020 were $27.9 million compared with $28.7 million during the same period in the prior year. The $0.8 million decline was primarily a result of a change in revenue recognition for certain international biologic sales as a result of the sale of the OEM business.

Gross profit for the third quarter of 2020 was $16.0 million, or 57.4% of revenue compared to $21.1 million, or 73.5% of revenue, in the third quarter of 2019. Included in gross profit are approximately $4.4 million of non-recurring inventory reserves as a result of transition from an integrated manufacturing company to a distributed model. Adjusted gross profit for the third quarter of 2020 was approximately $20.4 million, or 73.1% of revenue for the third quarter of 2020.

Net loss from continuing operations for the third quarter of 2020 was $26.7 million, compared to $17.0 million for the third quarter of 2019. Adjusted for the impact of $18.5 million of non-recurring charges, net loss from continuing operations was $8.1 million for the three months ended September 30, 2020.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), for the third quarter of 2020 was a loss of $6.3 million compared to a loss of $11.6 million for the third quarter of 2019. The improvement in adjusted EBITDA is driven by reduction in spending through the simplification of the distribution and marketing infrastructure and the elimination of expenses resulting from the sale of the OEM business.

Acquisition of Holo Surgical Inc.

On October 23, 2020 the Company announced the completion of acquisition of Holo Surgical Inc. (Holosurgical). Holosurgical is a Chicago-based private technology company developing the revolutionary Augmented Reality and Artificial Intelligence platform (‘ARAI™’), to enable digital spine surgery.

Business Outlook

Due to the inability to estimate the size and impact of the COVID-19 pandemic on the Company’s operations and financial results, Surgalign Holdings, Inc. is not providing guidance for fiscal 2020. We will continue to evaluate the impact of COVID-19 pandemic on our operations and financial results and will provide additional information when we are more certain.

Conference Call

Surgalign will host a conference call and audio webcast at 4:30 p.m. Eastern Time the same day. The conference call can be accessed by dialing (877) 383-7419 (U.S.) or (760) 666-3754 (International), using conference ID 8371139. The webcast can be accessed through the investor section of Surgalign’s website at surgalign.com/investors/. A replay of the conference call will be available on Surgalign’s website for at least one month following the call.

Virtual Investor Day

Surgalign will host a virtual investor day on Thursday, November 12, 2020 from 1:00 – 3:00pm ET (10:00am – 12:00pm PT).

The event will feature presentations from the Surgalign senior leadership team to provide an overview of the Company, its long-term strategy, and its focus on utilizing digital technology to improve patient outcomes.

To register for the event, please use the following link: Investor Day Registration. After you complete registration, you will receive a confirmation email that will include all of the details needed to access the webcast or to dial in by phone.

The live webcast, including audio, video and presentation slides, will be accessible on www.surgalign.com/investors/ at the time of the meeting. Interested parties unable to watch the live webcast will be able to view and listen to an archived copy of the webcast, which will be available on www.surgalign.com/investors/ following the conclusion of the event.

About Surgalign Holdings, Inc.

Surgalign Holdings, Inc. is a global medical technology company advancing the science of spine care, focused on delivering innovative solutions that drive superior clinical and economic outcomes. The company is building off a legacy of high quality and differentiated products and continues to invest in clinically validated innovation to deliver better surgical outcomes and improve patient’s lives. Surgalign markets products throughout the United States and in more than 50 countries worldwide through an expanding network of top independent distributors. Surgalign, a member of AdvaMed, is headquartered in Deerfield, IL, with commercial, innovation and design centers in San Diego, CA, Marquette, MI, and Wurmlingen, Germany. Learn more at www.surgalign.com and connect on LinkedIn and Twitter.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are not guarantees of future performance and are based on certain assumptions including general economic conditions, as well as those within the Company’s industry, and numerous other factors and risks identified in the Company’s Form 10-K for the fiscal year ended December 31, 2019 and other filings with the SEC. Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Important factors that could cause actual results to differ materially from the anticipated results reflected in these forward-looking statements include risks and uncertainties relating to the following: (i) the risk of existing or potential litigation or regulatory action arising from the previously announced SEC and internal investigations and their findings; (ii) the identification of control deficiencies, including material weaknesses in internal control over financial reporting and the impact of the same; (iii) potential reputational damage that the Company has or may suffer as a result of the findings of the investigations; (iv) general worldwide economic conditions and related uncertainties; (v) the anticipated impact of the COVID-19 novel coronavirus pandemic and the Company’s attempts at mitigation; (vi) the failure by the Company to identify, develop and successfully implement immediate action plans and longer-term strategic initiatives; (vii) the reliability of our supply chain; (viii) our ability to meet obligations under our material agreements; (ix) the duration of decreased demand for our products; (x) whether or when the demand for procedures involving our products will increase; (xi) the Company’s access to adequate operating cash flow, trade credit, borrowed funds and equity capital to fund its operations and pay its obligations as they become due, and the terms on which external financing may be available, including the impact of adverse trends or disruption in the global credit and equity markets; (xii) our financial position and results, total revenue, product revenue, gross margin, and operations; (xiii) failure to realize, or unexpected costs in seeking to realize, the expected benefits of the recent Holo Surgical, Inc. (“Holosurgical”) acquisition, including the failure of Holosurgical’s products and services to be satisfactorily developed or achieve applicable regulatory approvals or as a result of the failure to commercialize and distribute its products; (xiv) the failure to effectively integrate Holosurgical’s operations with those of the Company; (xv) the failure to retain key personnel of Holosurgical; (xvi) the number of shares and amount of cash that will be required in connection with any post-closing milestone payments, including as a result of changes in the trading price of the Company’s common stock and their effect on the amount of cash needed by the Company to fund any post-closing milestone payments in connection with the acquisition; (xvii) the effect of the transaction on relationships with customers, suppliers and other third parties; (xviii) the diversion of management time and attention on the transaction and subsequent integration; (xix) the effect and timing of changes in laws or in governmental regulations; (xx) risks resulting from the Company’s reduced cash levels as a result of the recent redemption of Series A Convertible Preferred Stock; and (xi) other risks described in our public filings with the SEC. These factors should be considered carefully, and undue reliance should not be placed on the forward-looking statements. Each forward-looking statement in this communication speaks only as of the date of the particular statement. Copies of the Company’s SEC filings may be obtained by contacting the Company or the SEC or by visiting Surgalign’s website at www.surgalign.com or the SEC’s website at www.sec.gov. We undertake no obligation to update these forward-looking statements except as may be required by law.

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues	$27,926	$28,702	$75,562	$85,849
Cost of goods sold	11,892	7,607	30,335	24,711

Gross profit	16,034	21,095	45,226	61,138

Expenses:
Marketing, general and administrative	27,754	34,247	97,095	95,454
Research and development	2,208	4,271	9,764	12,475
Gain on acquisition contingency	—	—	(130)	(1,590)
Asset impairment and abandonments	9,356	4	12,117	15
Transaction and integration expenses	3,411	3,089	5,826	13,999

Total operating expenses	42,729	41,611	124,672	120,353

Operating loss	(26,695)	(20,516)	(79,446)	(59,215)

Total other expense - net	42	(47)	64	73

Loss before income tax benefit	(26,653)	(20,563)	(79,382)	(59,142)
Income tax benefit	—	3,591	3,492	9,955

Net loss from continuing operations	(26,653)	(16,972)	(75,890)	(49,187)

Discontinued operations (Note 4)	—	—	—	—
Income from operations of discontinued operations (including gain on disposition of $210,866 for the three and nine months ended 9/30/2020)	191,871	13,292	181,337	39,987
Income tax provision	(42,534)	(1,458)	(39,189)	(5,101)

Net income on discontinued operations	149,337	11,834	142,148	34,886

Net income (loss)	122,684	(5,138)	66,258	(14,301)

Net loss from continuing operations per common share - basic	$(0.36)	$(0.23)	$(1.04)	$(0.71)

Net loss from continuing operations per common share - diluted	$(0.36)	$(0.23)	$(1.04)	$(0.71)

Net income from discontinued operations per common share - basic	$2.04	$0.16	$1.95	$0.50

Net income from discontinued operations per common share - diluted	$2.04	$0.16	$1.95	$0.50

Weighted average shares outstanding - basic	73,212,662	72,472,591	72,933,038	69,340,006

Weighted average shares outstanding - diluted	73,212,662	72,472,591	72,933,038	69,340,006

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Revenues to Adjusted Gross Profit

(Unaudited, in thousands)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues	$27,926	$28,702	$75,562	$85,849
Costs of processing and distribution	11,892	7,607	30,335	24,711

Gross profit, as reported	16,034	21,095	45,226	61,138
Inventory write-off	3,583	—	3,631	—
Inventory purchase price adjustment	788	730	2,229	1,752

Non-GAAP gross profit, adjusted	$20,405	$21,825	$51,087	$62,890

Non-GAAP gross profit percentage, adjusted	73.1%	76.0%	67.6%	73.3%

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Net Loss Applicable to Commons Shares to Adjusted EBITDA

(Unaudited, in thousands)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net loss from continuing operations	$(26,653)	$(16,972)	$(75,890)	$(49,187)
Interest expense, net	(21)	(4)	(92)	(161)
Provision for income taxes	—	(3,591)	(3,492)	(9,955)
Depreciation	757	1,378	1,074	3,201
Amortization of intangible assets	—	2,739	297	6,696

EBITDA	(25,917)	(16,450)	(78,103)	(49,406)
Reconciling items impacting EBITDA
Preferred dividend	—	—	—	—
Non-cash stock based compensation	1,140	969	3,244	3,399
Foreign exchange gain (loss)	(21)	51	28	88
Other reconciling items *
Inventory write-off	3,583	—	3,631	—
Inventory purchase price adjustment	788	730	2,229	1,752
Gain on acquisition contingency	—	—	(130)	(1,590)
Restatement and related costs	1,381	—	12,637	—
Asset impairment and abandonments	9,356	4	12,117	15
Transaction and integration expenses	3,411	3,089	5,826	13,999

Adjusted EBITDA	$(6,279)	$(11,607)	$(38,520)	$(31,743)

Adjusted EBITDA as a percent of revenues	-22.5%	-40.4%	-51.0%	-37.0%

*	See explanations in Use of Non-GAAP Financial Measures section later in this release.

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Net Income (Loss) Applicable to Common Shares and Net Income (Loss) Per Diluted Share to

Adjusted Net Income Applicable to Common Shares and Adjusted Net Income Per Diluted Share

(Unaudited, in thousands except per share data)

	For the Three Months Ended
	September 30, 2020		September 30, 2019
	Net		Net
	Income (Loss)	Amount	Income (Loss)	Amount
	Applicable to	Per Diluted	Applicable to	Per Diluted
	Common Shares	Share	Common Shares	Share
Net loss from continuing operations	$(26,653)	$(0.36)	$(16,972)	$(0.23)
Asset impairment and abandonments	9,356	0.13	4	0.00
Inventory purchase price adjustment	788	0.01	730	0.01
Inventory write-off	3,583	0.05	—	—
Restatement and related costs	1,381	0.02	—	—
Transaction and integration expenses	3,411	0.05	3,089	0.04
Tax effect on adjustments	—	—	(668)	(0.01)

Adjusted *	$(8,134)	$(0.11)	$(13,817)	$(0.19)

	For the Nine Months Ended
	September 30, 2020		September 30, 2019
	Net		Net
	Income (Loss)	Amount	Income (Loss)	Amount
	Applicable to	Per Diluted	Applicable to	Per Diluted
	Common Shares	Share	Common Shares	Share
Net loss from continuing operations	$(75,890)	$(1.04)	$(49,187)	$(0.71)
Asset impairment and abandonments	12,117	0.17	15	0.00
Gain on acquisition contingency	(130)	(0.00)	(1,590)	(0.02)
Inventory purchase price adjustment	2,229	0.03	1,752	0.03
Inventory write-off	3,631	0.05	—	—
Restatement and related costs	12,637	0.17	—	—
Transaction and integration expenses	5,826	0.08	13,999	0.20
Tax effect on adjustments	(1,597)	(0.02)	(2,386)	(0.03)

Adjusted *	$(41,177)	$(0.56)	$(37,397)	$(0.54)

*	See explanations in Use of Non-GAAP Financial Measures section later in this release.

Amount Per Diluted Share may not foot due to rounding.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, we disclose non-GAAP net income applicable to common shares and non-GAAP gross profit adjusted for certain amounts. The calculation of the tax effect on the adjustments between GAAP net loss applicable to common shares and non-GAAP net income applicable to common shares is based upon our estimated annual GAAP tax rate, adjusted to account for items excluded from GAAP net loss applicable to common shares in calculating non-GAAP net income applicable to common shares. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measures are included in the reconciliations below.

The following are explanations of the adjustments that management excluded as part of the non-GAAP measures for the three and six months ended September 30, 2020 and 2019. Management removes the amount of these costs including the tax effect on the adjustments from our operating results to supplement a comparison to our past operating performance.

2020 Asset impairment and abandonments – These costs relate to asset impairment and abandonments of certain long-term assets within the Spine asset group.

2020 Restatement and related expenses – These costs relate to consulting and legal fees and settlement expenses incurred as a result of the restatement, regulatory and related activities in 2020.

2020 Transaction and integration expenses – These costs relate to professional fees associated with the acquisition of HoloSurgical, accelerated stock compensation expense related to OEM employees terminated in transaction and other matters.

2020 and 2019 Inventory purchase price adjustment – These costs relate to the purchase price effects of acquired Paradigm inventory that was sold during the three and six months ended September 30, 2020 and 2019.

2020 Inventory write-off – These costs relate to the write off of inventory related to the transition from an integrated manufacturing company to a distributed model.

2020 and 2019 Gain on acquisition contingency – The gain on acquisition contingency relates to an adjustment to our estimate of obligation for future milestone payments on the Zyga acquisition.

2019 Transaction and integration expenses – These costs relate to acquisition and integration expenses due to the purchase of Paradigm in 2019.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted Net Income Applicable to Common Shares should not be considered in isolation, or as a replacement for GAAP measures.

Usefulness of Non-GAAP Financial Measures to Investors

The Company believes that presenting EBITDA, Adjusted EBITDA and Adjusted Net Income Applicable to Common Shares in addition to the related GAAP measures provide investors greater transparency to the information used by management in its financial decision-making.

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	September 30,	December 31,
	2020	2019
Assets
Cash	$95,790	$5,608
Accounts receivable - net	24,485	23,216
Inventories - net	28,195	24,574
Prepaid and other assets	4,278	4,034
Current assets from discontinued operations	—	138,382

Total current assets	152,748	195,814

Non-current inventories - net	4,872	6,637
Property, plant and equipment - net	617	789
Other assets - net	10,107	5,418
Noncurrent assets from discontinued operations	—	135,851

Total assets	$168,344	$344,509

Liabilities and Stockholders’ Equity
Accounts payable	$10,760	$11,116
Accrued expenses and other current liabilities	42,826	15,523
Current liabilities from discontinued operations	—	213,749

Total current liabilities	53,586	240,388

Deferred tax liability	2,559	—
Long-term liabilities	1,323	2,862
Noncurrent liabilities from discontinied operations	—	285

Total liabilities	57,468	243,535

Preferred stock	—	66,410

Stockholders’ equity:
Common stock and additional paid-in capital	498,417	493,372
Accumulated other comprehensive loss	(2,619)	(7,629)
Accumulated deficit	(384,922)	(451,179)

Total stockholders’ equity	110,876	34,564

Total liabilities and stockholders’ equity	$168,344	$344,509

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	For the Nine Months Ended
	September 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$66,258	$(14,301)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	6,003	16,342
Stock-based compensation	5,550	3,399
Provision for inventory write-downs	7,822	5,482
Revenue recognized due to change in deferred revenue	(2,618)	(3,772)
Asset impairment and abandonments	12,117	—
Gain on sale of OEM business	(210,866)	—
Derivative loss	12,641	—
Other items to reconcile to net cash used in operating activities	30,424	(19,654)

Net cash used in operating activities	(72,669)	(12,504)

Cash flows from investing activities:
Purchases of property, plant and equipment	(9,738)	(10,882)
Patent and acquired intangible asset costs	(419)	(1,786)
Proceeds from sale of OEM business	436,838	—
Acquisition of Paradigm Spine	—	(99,692)

Net cash provided by (used in) investing activities	426,681	(112,360)

Cash flows from financing activities:
Repayment of short-term obligations	(76,912)	—
Proceeds from long-term obligations	89,892	118,000
Payments of debt issuance costs	(1,740)	(729)
Payments on long-term obligations	(207,266)	(500)
Payments for treasury stock	(418)	(204)
Redemption of preferred stock	(66,519)
Other financing activities	58	395

Net cash (used in) provided by financing activities	(262,905)	116,962

Effect of exchange rate changes on cash and cash equivalents	(925)	(96)

Net decrease in cash and cash equivalents	90,182	(7,998)
Cash and cash equivalents, beginning of period	5,608	10,949

Cash and cash equivalents, end of period	$95,790	$2,951